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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements No. 33-46840, 333-23971, 333-23969, 333-44391 and 333-24805 (on Form S-8) of United
Parcel Service of America, Inc. of our report dated February 9, 1998 (March 18, 1998, as to Note 1), appearing in this Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 27, 1998

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